Exhibit 10.20

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made as of this 10th day of September, 2018.

BETWEEN:

DIRTT ENVIRONMENTAL SOLUTIONS LTD., a corporation

governed by the laws of the Province of Alberta (the “Corporation”)

-and-

Kevin P. O’Meara, an individual residing in the City of Dallas, in the State of Texas (the “Indemnified Party”)

RECITALS:

A.

The Corporation has requested the Indemnified Party to serve as a director and/or officer of the Corporation or the Indemnified Party is a former director or officer of the Corporation or acts or has acted at the Corporation’s request as a director, officer or similar capacity of another entity, and he/she has consented to so act provided this Agreement is entered into;

B.

The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities and expenses which the Indemnified Party may incur as a result of acting as a director or officer of the Corporation; and

C.	The by-laws of the Corporation contemplate that the Indemnified Party may be indemnified in certain circumstances.

NOW THEREFORE, IN CONSIDERATION OF the promises and mutual covenants herein contained and other good and valuable consideration, and in consideration of the sum of One Dollar ($1.00) paid by the Indemnified Party to the Corporation, the receipt and sufficiency of which is hereby acknowledged, and the Indemnified Party acting as a director or officer of the Corporation or in similar capacity at the Corporation’s request, the Corporation and the Indemnified Party do hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)

“Act” means the Business Corporations Act (Alberta) as of the date hereof, provided that if the Act is amended after the date hereof in a manner which permits the Corporation to provide broader rights of indemnification than are permitted on the date hereof, this Agreement shall be construed so as to give effect to such broader rights;

(b)	“Agreement” means this indemnity agreement, including all schedules, and all amendments or restatements as permitted under this Agreement, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

(c)

“Claims” means any claim, demand, suit, action, cause of action, proceeding, inquiry, hearing, discovery or investigation of whatever nature, whether anticipated, threatened, pending, commenced, continuing or completed of whatever kind including any civil, criminal, administrative, investigative or other claim of any nature whatsoever in which the Indemnified Party is involved in any manner because of the Indemnified Party’s association with the Corporation or any affiliate or subsidiary thereof;

(d)

“Losses” means any and all amounts related to all costs, charges, expenses, losses, damages (including incidental and consequential damages), fees (including any legal, professional or advisory fees, retainers, charges or disbursements and including, without limitation, costs of services of any experts), claims, awards, statutory obligations, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or with any action to establish a right to indemnification under this Agreement, and for greater certainty, includes all Taxes, interest, penalties and related outlays of the Indemnified Party arising from any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement;

(e)	“Parties” means the Corporation and the Indemnified Party collectively and “Party” means any one of them;

(f)	“Policy” means the directors’ and officers’ errors and omissions insurance policy of the Corporation;

(g)	“Province” means the Province of Alberta;

(h)	“Taxes” includes any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest and penalties in respect thereof.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)

Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province and the federal laws of Canada applicable in the Province. The Parties hereby irrevocably submit and attorn to the jurisdiction of the courts of the Province with respect to all matters arising out of or relating to this Agreement and all matters, agreements or documents contemplated by this Agreement. The Parties hereby waive any objections they may have to the venue being in such courts including, without limitation, any claim that any such venue is in an inconvenient forum.

(b)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(c)	Number – Unless the context otherwise requires, words importing the singular include the plural and vice versa.

(d)

Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(e)

Entire Agreement – This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

ARTICLE 2

OBLIGATIONS

2.1	Obligations of the Corporation

(a)

General Indemnity – The Corporation will, to the fullest extent permitted by law, including but not limited to the extent permitted under the Act, indemnify and hold the Indemnified Party and his/her respective heirs, executors, administrators and other legal representatives of the Indemnified Party (each of which is included in any reference hereinafter made to the Indemnified Party) harmless from and against, and will pay to the Indemnified Party, any and all Losses which the Indemnified Party may suffer, sustain, incur or be required to pay in respect of any Claim.

(b)	Conditions. The indemnity provided for in Section 2.1(a) will only be available if the Indemnified Party:

(i)

acted honestly and in good faith with a view to the best interest of the Corporation or as the case may be, to the best interest of the other entity for which the Indemnified Party acted as a director or officer or in similar capacity at the Corporation’s request; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, acted with a reasonable belief that his/her conduct was lawful.

The Indemnified Party shall be presumed to have fulfilled the foregoing conditions unless it is determined by a court of competent jurisdiction that it has not.

(c)

Taxes – For greater certainty, a Claim subject to indemnification pursuant to Article 2 of this Agreement shall include any Taxes which the Indemnified Party may be subject to or suffer or incur as a result of, in respect of, arising out of or referable to any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement, provided however that any amount required to be paid with respect to such Taxes shall be payable by the Corporation only upon the Indemnified Party remitting or being required to remit any amount payable on account of such Taxes.

(d)

Indemnity as of Right – Notwithstanding anything in this Agreement, provided the Indemnified Party fulfills the conditions in Section 2.1(b), the Corporation shall be required to indemnify the Indemnified Party in respect of all Losses incurred by the Indemnified Party in respect of any Claim, if after the final disposition of such Claim, the Indemnified Party has not been reimbursed for those Losses.

(e)

Derivative Claims – The Corporation shall indemnify the Indemnified Party, or advance moneys under Section 2.1(h) to the Indemnified Party, in respect of a Claim by or on behalf of the Corporation or other entity to obtain a judgment in the Corporation’s favour to which the Indemnified Party is made a party because of the Indemnified Party’s association with the Corporation or other entity or where the Indemnified Party is requested to participate for purposes of an investigation or as an expert witness. The Corporation will advance or reimburse, as applicable, all Losses incurred by the Indemnified Party in connection with such participation as provided in this Section 2.1(e). The Corporation may pay to the Indemnified Party, if applicable, a reasonable per diem amount for time spent in the investigation or as an expert witness for the Corporation or related entity as provided in Section 2.1(j).

(f)

Incidental Expenses – The Corporation shall pay or reimburse the Indemnified Party for the Indemnified Party’s reasonable and necessary travel, lodging or accommodation costs, charges or expenses paid or incurred by or on behalf of the Indemnified Party in connection with a Claim.

(g)

Specific Indemnity for Statutory Obligations – Without limiting the generality of the preceding Sections 2.1(a) through (e) of this Agreement, the Corporation agrees, to the fullest extent permitted by law, to indemnify and save the Indemnified Party harmless from and against any and all Losses arising by operation of statute and incurred by or imposed upon the Indemnified Party in relation to the affairs of the Corporation in the Indemnified Party’s capacity as a director or officer thereof, including but not limited to all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal, or which in any way involve the business or affairs of the Corporation or the other entity for which the Indemnified Party acted as a director and/or officer or in similar capacity at the Corporation’s request, provided that the indemnity provided for in this Section 2.1(g) will be available unless it is determined by a court of competent jurisdiction that the Indemnified Party has not fulfilled the conditions in Section 2.1(b) above.

(h)

Partial Indemnification – If the Indemnified Party is determined by a court of competent jurisdiction to be entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Losses incurred in respect of any Claim but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined by a court of competent jurisdiction to be so entitled.

(i)

Advance of Expenses – The Corporation shall, at the request of the Indemnified Party, promptly (a) reimburse the Indemnified Party for all Losses incurred bythe Indemnified Party in relation to a Claim claimed by the Indemnified Party to be subject to indemnification hereunder, and (b) pay reasonable and customary advance payments and costs and expenses to service providers of the Indemnified Party prior to any settlement or resolution to enable the Indemnified Party to properly investigate, defend or appeal such Claim where the cost of the services being so provided is claimed by the Indemnified Party to be subject to indemnification hereunder. In the event it is ultimately determined by a court of competent jurisdiction that the Indemnified Party did not fulfil the conditions set out in Section 2.1(b) above, or that the Indemnified Party was not entitled to be fully so indemnified, such advance, or the appropriate portion thereof shall, upon written notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination, be repayable on demand and shall bear interest from the date of such notice at the prime rate prescribed from time to time by the Royal Bank of Canada. If and to the extent the Indemnified Party makes any such repayment to the Corporation, the obligation of the Corporation to indemnify the Indemnified Party will continue in accordance with the terms of this Agreement.

(j)

Per Diem Charge – In addition to any other amount payable to the Indemnified Party under this Agreement, the Indemnified Party shall be entitled to receive from the Corporation a per diem payment (the “Per Diem Charge”) for time spent with respect to any Claim for which the Indemnified Party is otherwise entitled to indemnification pursuant to any one of the foregoing provisions of Section 2 of this Agreement. For directors, the per diem shall be an amount equal to $350 per hour. For officers, the Per Diem Charge shall be zero if the Indemnified Party is still employed on a full time basis by the Corporation at the time the Per Diem Charge is payable or has been terminated for cause by the Corporation, and the Per Diem Charge shall be in an amount equal to $350 per hour if the Indemnified Party is not employed on a full time basis by the Corporation at the time the Per Diem Charge is payable other than as a result of termination for cause.

(k)

Right to Access - The Indemnified Party (and its legal representatives) is entitled to have access to and inspect the Corporation’s records and documents which are under its control and which may be reasonably necessary in order to defend the Indemnified Party against a Claim which has been or which the Indemnified Party reasonably anticipates may be made against the Indemnified Party, provided that the Indemnified Party (and its legal representatives) maintains all such information in strictest confidence except to the extent necessary for the defence of the Indemnified Party. The Corporation shall provide the Indemnified Party with access to the relevant documents and records during the regular business hours of the Corporation as soon as practicable following a request for such access by or on behalf of the Indemnified Party. The Indemnified Party is shall be entitled to make and receive copies (including electronic copies) of any of such records and documents of the Corporation at the cost of the Corporation and such copies shall be provided as soon as practicable following a request therefor by or on behalf of the Indemnified Party.

(l)

Enforcement - The Indemnified Party’s right to indemnification and other rights under this Agreement shall be specifically enforceable by the Indemnified Party in a “court” (as defined in the Act) and shall be enforceable notwithstanding any adverse determination by or on behalf of the Corporation’s Board of Directors or the Corporation’s shareholders and no such determination shall create a presumption that the Indemnified Party is not entitled to be indemnified hereunder. In any such action, the Corporation shall have the burden of proving that indemnification is not required or permitted under this Agreement.

(m)

Court Approvals - If the payment of an indemnity hereunder requires the approval of the court under the provisions of the Act or otherwise, either the Corporation or, failing which, the Indemnified Party, may apply to a court of competent jurisdiction for an order approving the indemnity of the indemnified party pursuant to this agreement. If the Indemnified Party so requests, the Corporation agrees to make the application and use its best efforts to obtain such order from the court including, without limitation, paying the costs of such application.

2.2	Notice of Proceedings

The Indemnified Party shall give notice in writing to the Corporation as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable upon it being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim. Such notice shall include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim. Failure by either party to so notify the other of any Claim shall not relieve the Corporation from liability under this Agreement except to the extent that the failure materially prejudices the Indemnified Party or the Corporation, as the case may be.

2.3	Subrogation

Promptly after receiving written notice from the Indemnified Party of any Claim or threatened Claim (other than a Claim by or on behalf of the Corporation to procure a judgment in its favour against the Indemnified Party), the Corporation may, and upon the written request of the Indemnified Party shall, by notice in writing to the Indemnified Party, in a timely manner assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. On delivery of such notice by the Corporation, other than pursuant to Section 2.4, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of counsel the Indemnified Party may subsequently incur with respect to the same matter. In the event the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

2.4	Separate Counsel

In connection with any Claim or other matter for which the Indemnified Party may be entitled to indemnity under this Agreement, the Indemnified Party shall have the right to employ separate counsel and consultants of the Indemnified Party’s choosing and to participate in and approve any settlement by the Corporation of any Claim involving or affecting in any manner whatsoever the Indemnified Party, and accordingly, all fees, expenses and disbursements of such counsel and consultants shall be at the Corporation’s expense and shall be paid within fifteen (15) days of invoices being submitted to the Corporation.

2.5	No Presumption

Unless a court of competent jurisdiction otherwise has held or decided that the Indemnified Party is not entitled to be fully or partially indemnified under this Agreement, the determination of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party is not entitled to indemnity under this Agreement.

2.6	Settlement of a Claim

For greater certainty, no admission of liability and no settlement of any Claim in a manner adverse to the Indemnified Party shall be made without the consent of the Indemnified Party, acting reasonably. No admission of liability shall be made by the Indemnified Party without the consent of the Corporation and the Corporation shall not be liable for any settlement of any Claim made without its consent, acting reasonably.

2.7	Other Rights and Remedies Unaffected

The indemnification and payment provided in this Agreement shall not derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law, the articles or by-laws of the Corporation, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of the Indemnified Party’s capacity as a director or officer of the Corporation or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation.

2.8	Exceptions

Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

(a)

Claims Initiated by the Indemnified Party – To indemnify or advance expenses to the Indemnified Party with respect to any proceeding or Claim initiated or brought voluntarily by the Indemnified Party and not by way of defence, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or otherwise but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Corporation’s board of directors has approved the initiation or bringing of such suit.

(b)

Frivolous Proceedings – To indemnify the Indemnified Party for any expenses incurred by the Indemnified Party with respect to any proceeding instituted bythe Indemnified Party to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnified Party in such proceedings were frivolous.

(c)

Insured Claims – To make any payment in connection with any Claim made against the Indemnified Party to the extent the Indemnified Party has otherwise received payment (under any insurance policy, the articles or by-laws of the Corporation, contract or otherwise) of the amounts otherwise indemnifiable hereunder. If the Corporation makes any indemnification payment to the Indemnified Party in connection with any particular expense indemnified hereunder and the Indemnified Party has already received or thereafter receives, and is entitled to retain, duplicate payments in reimbursement of the same particular expense, then the Indemnified Party shall reimburse the Corporation in an amount equal to the lesser of: (i) the amount of such duplicate payment; and (ii) the full amount of such indemnification payment made by the Corporation.

(d)

Breach of Employment Agreement – To indemnify the Indemnified Party for any breach by the Indemnified Party of any employment agreement between the Indemnified Party and the Corporation or any of its subsidiaries.

(e)

Claims for Unlawful Profits – To indemnify the Indemnified Party, including the disgorgement of profits, arising from the purchase and sale by the Indemnified Party of securities in violation of applicable securities law.

(f)	Other Indemnification – To indemnify the Indemnified Party for expenses for which the Indemnified Party is indemnified by the Corporation otherwise than pursuant to this Agreement.

ARTICLE 3

INSURANCE

3.1	The Policy

The Corporation will purchase and maintain, or cause to be purchased and maintained, while the Indemnified Party remains a director or officer of the Corporation or of another entity at the Corporation’s request, and in accordance with Section 3.5, for a period of six (6) years after the Indemnified Party ceases to be a director or officer of the Corporation (as long as commercially reasonable), a Policy including a Side “A” coverage for the benefit of the Indemnified Party containing such customary terms and conditions and in such amounts as are available to the Corporation on reasonable commercial terms, having regard to the nature and size of the business and operations of the Corporation and its subsidiaries from time to time. The Corporation shall thereafter take all necessary or desirable action to cause its insurer to pay, on behalf of the Indemnified Party, all amounts payable as a result of such Claims in accordance with the terms of such policies.

3.2	Variation of Policy

So long as the Indemnified Party is a director or officer of the Corporation or of another entity at the Corporation’s request, and, in accordance with Section 3.5, for a period of six (6) years thereafter (as long as commercially reasonable), the Corporation shall not seek to amend or discontinue the Policy or allow the Policy to lapse.

3.3	Run-Off Coverage

In the event the Policy is discontinued for any reason, the Corporation shall purchase, maintain and administer, or cause to be purchased, maintained and administered for a period of six (6) years after such discontinuance, insurance for the benefit of the Indemnified Party (the “Run-Off Coverage”), on such terms as the Corporation then maintains in existence for its directors and officers, to the extent permitted by-law and provided such Run-Off Coverage is available on commercially acceptable terms and premiums (as determined by the Corporation’s board of directors acting reasonably). The Run-Off Coverage shall provide coverage only in respect of events occurring prior to the discontinuance of the Policy.

3.4	Exclusion of Indemnity

Notwithstanding any other provision in this Agreement to the contrary, the Corporation shall not be obligated to indemnify the Indemnified Party under this Agreement for any Losses which have been paid to, by or on behalf of, the Indemnified Party under the Policy or any other applicable policy of insurance maintained by the Corporation.

3.5	Post Office Directors and Officers Insurance

Following the Indemnified Party ceasing to be a director or officer of the Corporation or of another entity at the Corporation’s request, for any reason whatsoever, the Corporation shall continue to purchase and maintain directors’ and officers’ liability insurance, for the benefit of the Indemnified Party for a minimum of six (6) years and the Indemnified Party’s heirs, executors, administrators and other legal representatives, such that the Indemnified Party’s insurance coverage is, during that time, the same as any insurance coverage the Corporation purchases and maintains for the benefit of its then current directors and officers, from time to time. Notwithstanding the foregoing, if: (i) liability insurance coverage for former directors and officers is no longer available; or (ii) it is no longer industry practice among responsible companies to procure liability insurance for former directors and officers and the cost to the Corporation to do so would be commercially unreasonable (as determined by the board of directors acting reasonably), the Corporation shall be relieved of its obligation to procure liability insurance coverage for former directors and officers; provided that the Corporation procures such level of insurance coverage, if any, as is available for former directors and officers at a commercially reasonable rate and adopts comparable measures to protect its former directors and officers in the circumstances as are adopted by other responsible companies. The onus is on the Corporation to establish that the circumstances described in the previous sentence exist.

3.6	Deductible under Directors and Officers Insurance

If for any reason whatsoever, any directors’ and officers’ liability insurer asserts that the Indemnified Party is subject to a deductible under any existing or future Policy purchased and maintained by the Corporation for the benefit of the Indemnified Party and the Indemnified Party’s heirs, executors, administrators and other legal representatives, the Corporation shall pay the deductible for and on behalf of the Indemnified Party.

3.7	Notice

The Corporation agrees to provide notice of any material changes in the insurance coverage referred to in Article 3 during the period in which the Indemnified Party serves as director and for a period of six (6) years thereafter.

3.8	Most Favoured Nation

The Corporation agrees that if the Corporation enters into any indemnity agreement or similar arrangement with any person who is, or becomes, an officer or director of the Corporation or any other entity at the request of the Corporation, and such agreement or arrangement contains any provision which is more favourable to the other party to such agreement than the provisions of this Agreement are to the Indemnified Party then, and in each such case, the Corporation shall provide written notice of such provision to the Indemnified Party (which shall include a copy of such provision). Upon such notice, unless the Indemnified Party elects otherwise within five days of receipt of such notice, this Agreement shall be deemed to be amended to conform the provisions of this Agreement to such more favourable provision.

ARTICLE 4

MISCELLANEOUS

4.1	Corporation and Indemnified Party to Cooperate

The Corporation and the Indemnified Party shall, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters under this Agreement.

4.2	Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer of the Corporation or a director, officer or similar capacity of another entity at the request of the Corporation.

4.3	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

4.4	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

4.5	Termination

(a)

Nothing in this Agreement will prevent the Indemnified Party from resigning as a director or officer of the Corporation or a director, officer or similar capacity of another entity at the request of the Corporation at any time.

(b)

The obligations of the Corporation will not terminate or be released upon the Indemnified Party resigning or ceasing to act as a director or officer of the Corporation or a director, officer or similar capacity of another entity at the request of the Corporation.

4.6	Limitation of Actions and Release of Claims

To the extent permitted by applicable law, no legal action shall be brought and no course of action shall be asserted by or on behalf of the Corporation against the Indemnified Party after the expiration of two (2) years from the date of his/her ceasing to act as a director or officer of the Corporation or a director, officer or similar capacity of another entity at the request of the Corporation and the Corporation agrees that any claim or cause of action of the Corporation shall be extinguished and the Indemnified Party be deemed released therefrom absolutely unless asserted by the commencement of legal action in a court of competent jurisdiction within such two (2) year period.

ARTICLE 5

GENERAL

5.1	Term

This Agreement shall continue after the Indemnified Party ceases to serve as a director or officer of the

Corporation and shall survive indefinitely.

5.2	Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the specific request of the Corporation upon the Indemnified Party’s being appointed or elected as a director or officer of the Corporation or a director, officer or similar capacity of another entity at the request of the Corporation.

5.3	Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party. This Agreement shall enure to the benefit of and be binding upon the Parties and the heirs, executors and administrators and other legal representatives of the Indemnified Party and the successors and permitted assigns of the Corporation (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation).

5.4	Amendments and Waivers

No supplement, modification, amendment or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby. For greater certainty, the rights of the Indemnified Party under this Agreement shall not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Corporation or by the winding-up or dissolution of the Corporation.

5.5	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to the Indemnified Party at:

Kevin P. O’Meara

(b)	in the case of a Notice to the Corporation at:

DIRTT Environmental Solutions Ltd.

Attn: General Counsel

7303 30th Street S.E.

Calgary, Alberta T2C 1N6

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a business day then the Notice shall be deemed to have been given and received on the next business day.

Any Party may, from time to time, change its address for Notice set out in this Section 5.5 by giving Notice to the other Party in accordance with the provisions of this Section.

5.6	Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Indemnified Party the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement or to evidence any loan or advance made pursuant to Section 2.1(h) hereof.

5.7	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that it has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

5.8	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS OF WHICH the Parties have duly executed this Agreement.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Per:	/s/ Geoff Krause
Name: Geoff Krause
Title: Chief Financial Officer

SIGNED, SEALED AND DELIVERED In the presence of:

/s/ Nandini Somayaji	/s/ Kevin P. O’Meara
Witness	Indemnified Party

Schedule I

The Company entered into Indemnification Agreements with Christine McGinley as of November 28, 2013, Wayne Boulais as of May 7, 2015, Denise Karkkaiken as of July 29, 2015, Steve Parry as of September 3, 2015, Richard Haray as of November 9, 2016, Todd Lillibridge as of July 20, 2017, John (Jack) Elliott as of April 24, 2018, Ronald Kaplan as of April 24, 2018, Geoff Krause as of June 4, 2018, Mark Greffen as of January 15, 2019, Joseph Zirkman as of September 19, 2019, Krista Pell as of September 19, 2019, Jennifer Warawa as of September 19, 2019, and Jeff Calkins as of September 19, 2019, each of which is substantially identical to the one entered into with Mr. O’Meara, except that:

1.  The form of Indemnification Agreement between the Company and each of Denise Karkkainen, Steve Parry and Ronald Kaplan varies from the form filed as follows:

A.  Section 3.8 is deleted in its entirety.

2.  The form of Indemnification Agreement between the Company and Christine McGinley varies from the form filed as follows:

A.  Paragraph (a) of Section 1.1 is modified to provide in its entirety as follows:

(a)    “Act” means the Business Corporations Act (Alberta) as of the date hereof;

B.  Paragraphs (a), (b) and (g) of Section 2.1 are modified in their entirety as follows:

(a)    General Indemnity — Except as otherwise provided herein, the Corporation agrees, to the fullest extent permitted by law, including but not limited the indemnity under the Act, to indemnify and hold the Indemnified Party and his/her respective heirs, executors, administrators and other legal representatives of the Indemnified Party (each of which is included in any reference hereinafter made to the Indemnified Party) harmless from and against, and will pay to the Indemnified Party, any and all Losses which the Indemnified Party may suffer, sustain, incur or be required to pay in respect of any Claim.

(b)    Conditions. The indemnity provided for in Section 2.1(a) will only be available if the Indemnified Party:

(i)    acted honestly and in good faith with a view to the best interest of the Corporation or as the case may be, to the best interest of the other entity for which the Indemnified Party acted as a director or officer or in similar capacity at the Corporation’s request; and

(ii)    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, acted with a reasonable belief that his/her conduct was lawful.

(g)    Specific Indemnity for Statutory Obligations — Without limiting the generality of the preceding Sections 2.1(a) through (e) of this Agreement, the Corporation agrees, to the fullest extent permitted by law, to indemnify and save the Indemnified Party harmless from and against any and all Losses arising by operation of statute and incurred by or imposed upon the Indemnified Party in relation to the affairs of the Corporation in the Indemnified Party’s capacity as a director or officer thereof, including but not limited to all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal, or which in any way involve the business or affairs of the Corporation or the other entity for which the Indemnified Party acted as a director and/or officer or in similar capacity at the Corporation’s request, provided that the indemnity provided for in this Section 2.1(g) will only be available if the Indemnified Party fulfils the conditions in Section 2.1(b) above.

C.  Paragraphs (k), (l) and (m) of Section 2.1 are deleted in their entirety.

D.  Section 2.8 is modified to include an additional paragraph (d):

(d)    Claims Under Section 16(b) — To indemnify the Indemnified Party for expenses and the payment of profits arising from the purchase and sale by the Indemnified Party of securities in violation of; to the extent applicable, Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

E.  Section 3.8 is deleted in its entirety.